AMENDMENT NO. 1 TO THE
CREDIT AGREEMENT
Dated as of October 26, 2020
AMENDMENT NO. 1 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of October 26, 2020 among Omnicom Capital Inc., a Connecticut corporation (the “Borrower”), Omnicom Group Inc., a New York corporation (the “Guarantor”), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the “Lenders”) and Citibank, N.A., as administrative agent (the “Agent”) for the Lenders.
PRELIMINARY STATEMENTS:
(1)    The Borrower, the Guarantor, the Lenders and the Agent have entered into a 364-Day Credit Agreement dated as of April 3, 2020 (the “Credit Agreement”). Capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the same meanings as specified in the Credit Agreement.
(2)    The Borrower, the Guarantor, the Required Lenders and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.
AGREEMENTS:
Section 1.Amendment to the Credit Agreement. Section 5.03 of the Credit Agreement is, effective as of the date set forth above and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended in full to read as follows:
SECTION 5.03. Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Guarantor will maintain a ratio of Consolidated Debt for Borrowed Money of the Guarantor and its Subsidiaries to Consolidated EBITDA of the Guarantor and its Subsidiaries (the “Leverage Ratio”) for the four quarters most recently ended of not greater than (a) 3.50 to 1.00 for the period of four quarters ended September 30, 2020 and (b) 4.00 to 1.00 thereafter.
SECTION 2.    Conditions of Effectiveness. This Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received (a) counterparts of this Amendment executed by the Borrower, the Guarantor and the Required Lenders and (b) for the account of each Lender who has delivered a counterpart to this Amendment, an amendment fee paid by or on behalf of the Borrower in an amount equal to 0.05% of the amount of the Revolving Credit Commitment of such Lender.
SECTION 3.    Representations and Warranties of the Company. The Guarantor represents and warrants as follows:
(a)    The representations and warranties contained in Section 4.01 of the Credit Agreement are correct on and as of the effective date of this Amendment, as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date)
(b)    No event has occurred and is continuing that constitutes a Default.

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SECTION 4.    Reference to and Effect on the Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes to “the Credit Agreement”, “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b)    The Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under the Credit Agreement, or constitute a waiver of any provision of the Credit Agreement.
SECTION 5.    Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Agent) in accordance with the terms of Section 9.04 of the Credit Agreement.
SECTION 6.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by electronic medium or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided, further, that, without limiting the foregoing, upon the request of the Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
SECTION 7.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to conflicts of law provisions that might require the application of the laws of a different jurisdiction.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, effective as of the date first above written.

OMNICOM CAPITAL INC., as Borrower
By: /s/Rochelle M. Tarlowe
Name: Rochelle M. Tarlowe
Title: President and Chief Executive Officer
OMNICOM GROUP INC., as Guarantor
By: /s/Rochelle M. Tarlowe
Name: Rochelle M. Tarlowe
Title: Senior Vice President and Treasurer
CITIBANK, N.A.,
as Agent and as Lender
By: /s/Michael Vondriska
Name: Michael Vondriska
Title: Vice President
BANK OF AMERICA, N.A.
By: /s/Marie Harrison
Name: Marie Harrison
Title: Director
Mizuho Bank, Ltd.
By: /s/Tracy Rahn
Name: Tracy Rahn
Title: Executive Director
U.S. Bank National Association
By: /s/Kelsey E. Hehman
Name: Kelsey E. Hehman
Title: Assistant Vice President
Sumitomo Mitsui Banking Corporation
By: /s/Jun Ashley
Name: Jun Ashley
Title: Director